Exhibit 99.1

Cirrus Logic Reports Q1 Revenue of $259.4 Million

Demand for New Products Expected to Fuel Significant Revenue Growth in September Quarter

AUSTIN, Texas--(BUSINESS WIRE)--July 27, 2016--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing products, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter of fiscal 2017, which ended June 25, 2016, as well as the company’s current business outlook.

“We are pleased to have delivered results above the high end of our guidance for the June quarter, and we continue to expect strong growth in FY17 driven by new product introductions,” said Jason Rhode, president and chief executive officer. “Our team has done a great job of developing a compelling portfolio of high performance audio and voice solutions, and we believe the company is well positioned to capitalize on these exciting markets into the future.”

Reported Financial Results – First Quarter FY17

  Revenue of $259.4 million;
  GAAP gross margin of 48.8 percent and non-GAAP gross margin of 48.9 percent;
  GAAP operating expenses of $104.5 million; non-GAAP operating expenses of $87 million; and
  GAAP diluted earnings per share of $0.24 and non-GAAP diluted earnings per share of $0.44.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY17

  Revenue is expected to range between $380 million and $410 million;
  GAAP gross margin is expected to be between 47 percent and 49 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $110 million and $114 million, which includes approximately $10 million in share-based compensation and $8 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 40728133).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and income, tax expenses and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including future growth opportunities and our estimates of second quarter fiscal year 2017 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the second quarter of fiscal year 2017, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps; and the risk factors listed in our Form 10-K for the year ended March 26, 2016, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	Jun. 25,	Mar. 26,	Jun. 27,
	2016	2016	2015
	Q1'17	Q4'16	Q1'16
Portable audio products	$216,068	$187,280	$235,866
Non-portable audio and other products	43,360	44,719	46,767
Net sales	259,428	231,999	282,633
Cost of sales	132,743	116,745	150,179
Gross profit	126,685	115,254	132,454
Gross margin	48.8%	49.7%	46.9%

Research and development	73,934	65,834	65,835
Selling, general and administrative	30,540	27,228	29,119
Patent agreement and other	-	-	(12,500)
Total operating expenses	104,474	93,062	82,454

Income from operations	22,211	22,192	50,000

Interest expense, net	(689)	(709)	(745)
Other income (expense), net	147	(370)	243
Income before income taxes	21,669	21,113	49,498
Provision for income taxes	5,805	7,101	16,144
Net income	$15,864	$14,012	$33,354

Basic earnings per share:	$0.25	$0.22	$0.53
Diluted earnings per share:	$0.24	$0.21	$0.50

Weighted average number of shares:
Basic	62,450	62,843	63,274
Diluted	65,232	65,398	66,410

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.
	Three Months Ended
	Jun. 25,	Mar. 26,	Jun. 27,
	2016	2016	2015
Net Income Reconciliation	Q1'17	Q4'16	Q1'16
GAAP Net Income	$15,864	$14,012	$33,354
Amortization of acquisition intangibles	8,363	8,363	7,141
Stock based compensation expense	9,310	8,858	8,271
Patent agreement and other	-	-	(12,500)
Restructuring and other costs, net	-	(3,667)	-
Adjustment to income taxes	(4,639)	(2,658)	(175)
Non-GAAP Net Income	$28,898	$24,908	$36,091

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.24	$0.21	$0.50
Effect of Amortization of acquisition intangibles	0.13	0.13	0.11
Effect of Stock based compensation expense	0.14	0.14	0.12
Effect of Patent agreement and other	-	-	(0.19)
Effect of Restructuring and other costs, net	-	(0.06)	-
Effect of Adjustment to income taxes	(0.07)	(0.04)	-
Non-GAAP Diluted earnings per share	$0.44	$0.38	$0.54

Operating Income Reconciliation
GAAP Operating Income	$22,211	$22,192	$50,000
GAAP Operating Profit	9%	10%	18%
Amortization of acquisition intangibles	8,363	8,363	7,141
Stock compensation expense - COGS	230	233	325
Stock compensation expense - R&D	5,216	4,996	3,868
Stock compensation expense - SG&A	3,864	3,629	4,078
Patent agreement and other	-	-	(12,500)
Restructuring and other costs, net	-	(3,667)	-
Non-GAAP Operating Income	$39,884	$35,746	$52,912
Non-GAAP Operating Profit	15%	15%	19%

Operating Expense Reconciliation
GAAP Operating Expenses	$104,474	$93,062	$82,454
Amortization of acquisition intangibles	(8,363)	(8,363)	(7,141)
Stock compensation expense - R&D	(5,216)	(4,996)	(3,868)
Stock compensation expense - SG&A	(3,864)	(3,629)	(4,078)
Patent agreement and other	-	-	12,500
Restructuring and other costs, net	-	3,667	-
Non-GAAP Operating Expenses	$87,031	$79,741	$79,867

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$126,685	$115,254	$132,454
GAAP Gross Profit	48.8%	49.7%	46.9%
Stock compensation expense - COGS	230	233	325
Non-GAAP Gross Margin	$126,915	$115,487	$132,779
Non-GAAP Gross Profit	48.9%	49.8%	47.0%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$5,805	$7,101	$16,144
GAAP Effective Tax Rate	26.8%	33.6%	32.6%
Adjustments to income taxes	4,639	2,658	175
Non-GAAP Tax Expense	$10,444	$9,759	$16,319
Non-GAAP Effective Tax Rate	26.5%	28.2%	31.1%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.09	$0.11	$0.24
Adjustments to income taxes	0.07	0.04	-
Non-GAAP Tax Expense	$0.16	$0.15	$0.24

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Jun. 25,	Mar. 26,	Jun. 27,
	2016	2016	2015
ASSETS	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$143,591	$168,793	$102,531
Marketable securities	91,090	60,582	120,226
Accounts receivable, net	140,893	88,532	120,838
Inventories	154,043	142,015	126,195
Deferred tax asset	-	-	5,276
Other current assets	44,106	46,207	32,982
Total current Assets	573,723	506,129	508,048

Long-term marketable securities	3,923	20,631	50,629
Property and equipment, net	160,875	162,656	152,018
Intangibles, net	156,949	162,832	169,158
Goodwill	287,518	287,518	263,583
Deferred tax asset	27,334	25,772	25,639
Other assets	14,776	16,345	24,578
Total assets	$1,225,098	$1,181,883	$1,193,653

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$105,138	$71,619	$146,370
Accrued salaries and benefits	21,854	21,239	21,380
Deferred income	-	-	4,736
Other accrued liabilities	31,068	35,266	30,636
Total current liabilities	158,060	128,124	203,122

Long-term debt	160,439	160,439	160,439
Other long-term liabilities	34,855	33,837	30,320

Stockholders' equity:
Capital stock	1,215,749	1,203,496	1,170,436
Accumulated deficit	(344,564)	(344,345)	(367,691)
Accumulated other comprehensive income (loss)	559	332	(2,973)
Total stockholders' equity	871,744	859,483	799,772
Total liabilities and stockholders' equity	$1,225,098	$1,181,883	$1,193,653

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com